Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-270612, 333-291152, and 333-291153) and Form S-8 (No. 333-249431, 333-254593, 333-263534, 333-270610, 333-278036 and 333-286544) of Spruce Biosciences, Inc. (the Company) of our report dated March 9, 2026, relating to the financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

San Jose, California

March 9, 2026